Exhibit 10.6

INCENTIVE EQUITY GRANT AGREEMENT

THIS INCENTIVE EQUITY GRANT AGREEMENT (this “Agreement”) is made as of [______], 20[__] (the “Effective Date”), by and between SailPoint Parent, LP, a Delaware limited partnership (the “Partnership”), and the individual listed on the signature page hereto (“Participant”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the LP Agreement as defined below.

Pursuant to the SailPoint Parent, LP Incentive Equity Plan (the “Plan”), the Partnership and Participant desire to enter into this Agreement pursuant to which Participant will acquire from the Partnership, and the Partnership will issue and grant to Participant, the number of Class B Units set forth on the signature page hereto. All Class B Units hereby acquired by Participant pursuant to this Agreement are referred to herein as “Incentive Units.” Certain definitions are set forth in Section 7 of this Agreement.

The parties hereto agree as follows:

1. Issuance of Incentive Units.

(a) Upon execution of this Agreement, Participant will acquire from the Partnership, and the Partnership will issue and grant to Participant, the number of Class B Units set forth on the signature page hereto at no cost per Class B Unit, a certain number of which are specified as “Type I Units” on the signature page hereto and a certain number of which are specified as “Type II Units” on the signature page hereto. Such Class B Units will be Series 1 Incentive Units and shall have an initial Participation Threshold as set forth on the signature page hereto. The Participation Threshold with respect to each Class B Unit is subject to adjustment from time to time as set forth in the LP Agreement. The issuance of the Incentive Units to Participant hereunder is intended to be exempt from registration under the Securities Act pursuant to Regulation D or Rule 701 thereunder or Section 4(a)(2) thereof.

(b) If Participant is (or is reasonably expected to become) a United States taxpayer, within 30 days after Participant acquires the Incentive Units from the Partnership, Participant will make a timely and effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the Treasury regulations promulgated thereunder in the form of Exhibit A attached hereto. Participant acknowledges that it is Participant’s sole responsibility, and not the Partnership’s, to file timely and properly an election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state tax laws, if applicable.

(c) Prior to the issuance of the Incentive Units, Participant shall provide the Partnership with a properly completed United States Internal Revenue Service Form W-9 or Form W-8, as applicable.

(d) In connection with the issuance of the Incentive Units contemplated herein, Participant represents and warrants to the Partnership that:

(i) Participant possesses all requisite capacity, power and authority to enter into and perform Participant’s obligations under this Agreement and the LP Agreement.

(ii) (x) Participant is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, or (y) if Participant is not an “accredited investor,” Participant acknowledges and agrees that (A) the opportunity to acquire interests in the Partnership is being offered in consideration of the services rendered to the Partnership and its Subsidiaries as additional compensation under a “written compensation contract” as contemplated by Rule 701 of the Securities Act of 1933, as amended and (B) Participant would not have the opportunity to acquire an interest in the Partnership if Participant were not an employee or service provider of the Partnership or one of its Subsidiaries.

(iii) The Incentive Units to be acquired by Participant pursuant to this Agreement will be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable securities laws and the Incentive Units will not be disposed of in contravention of the Securities Act or any applicable securities laws.

(iv) Participant is employed by, or providing services to, the Partnership or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Incentive Units.

(v) Participant is not relying upon any information, representation or warranty by the Partnership, its Subsidiaries, the TB Funds or any of their respective Affiliates or any agent of any of the foregoing in deciding to accept the Incentive Units, and expressly acknowledges that none of the foregoing Persons has made any representations or warranties to Participant in connection therewith.

(vi) Participant is able to bear the economic risk of Participant’s ownership of the Incentive Units for an indefinite period of time and acknowledges that Participant will be required to do so because the Incentive Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(vii) Participant has had ample time and opportunity to review this Agreement, the Plan, the LP Agreement and the other documents referenced herein, ask questions and receive satisfactory answers concerning the terms and conditions of the offering of Incentive Units and has had full access to such other information concerning the Partnership as Participant has requested.

(viii) This Agreement, the Plan, the LP Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Participant, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement, the LP Agreement and such other agreements by Participant does not, and will not, conflict with, violate or cause a breach of any agreement, contract or instrument to which Participant is a party or any judgment, order or decree to which Participant is subject.

(ix) The issuance of the Incentive Units acquired hereunder, and the income and value of the same, are not part of normal or expected compensation for the purpose of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments.

(x) Unless otherwise agreed with the Partnership in writing, the Incentive Units and the income and value of the same, are not offered as consideration for, or in connection with, any service Participant may provide as a director, manager or in a similar capacity of the Partnership or any of its Subsidiaries.

(xi) Except as otherwise expressly provided in the Plan and as determined by the Partnership in its sole and absolute discretion, the Incentive Units and any benefits under this Agreement do not create any entitlement to have the Incentive Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate or similar transaction affecting the Units.

(xii) Participant understands that (A) there is no current public market for the Incentive Units, none is expected to develop and the Incentive Units are subject to substantial restrictions on transferability and (B) as a result of such matters and other factors, the Incentive Units are difficult to value.

(xiii) Participant understands and agrees that (A) an investment in the Partnership involves a high degree of risk, (B) in the future the Incentive Units may significantly increase or decrease in value and (C) no guarantees or representations have been made or can be made with respect to the future value of the Incentive Units or the future profitability or success of the Partnership or any of its Subsidiaries.

(xiv) Participant is able to read and understand English.

(xv) Participant acknowledges and agrees that (A) the Partnership and its Subsidiaries have incurred and may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Incentive Units or other Equity Securities of the Partnership after the Effective Date and the equity interests of Participant may be diluted in connection with any such issuance, subject to the terms of the LP Agreement.

(xvi) Participant has had the opportunity, and has been advised by the Partnership, to consult with (A) Participant’s tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the LP Agreement and (B) independent legal counsel regarding Participant’s rights and obligations under this Agreement, the Plan and the LP Agreement and fully understands the terms and conditions contained herein and therein.

(xvii) Participant is not relying on the Partnership or any of its Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of accepting the Incentive Units.

(xviii) The determination by Participant to acquire interests in the Partnership has been made by the Participant independent of any statements or opinions as to the advisability of such investment or as to the properties, business, prospects (including potential valuations upon a liquidity event or the likelihood of a liquidity event ever occurring) or condition (financial or otherwise) of the Partnership and the Partnership’s Subsidiaries which may have been made or given by the Partnership or any of the Partnership’s Affiliates or any agent or employee of the Partnership, any of the Partnership’s Affiliates, or their representatives.

(xix) Other than as specifically set forth in the LP Agreement, neither the Partnership nor any Person acting on the Partnership’s behalf, makes any representations or warranties to Participant or any other person in connection with the transactions contemplated by this Agreement or the Incentive Units and all other representations and warranties, whether express or implied, written or oral, made or given in connection with the transactions contemplated hereby or the Incentive Units are hereby disclaimed by the Partnership, regardless of whether or not contained in any document or other communication provided or otherwise made available to the Participant or any person acting on behalf of the Participant during the course of evaluating whether to acquire the Incentive Units or otherwise (including any management presentation, information or offering memorandum, supplemental information, estimate, projection, forecast, budget or other forward-looking information or other materials or information with respect to any of the above).

(xx) Participant is not acquiring the Incentive Units as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting.

(xxi) Participant’s spouse (if any) has read this Agreement, the LP Agreement and the other agreements referred to herein, understands their contents and has agreed that any interest (including any community property interest) such spouse may have, or may acquire in the future, in the Incentive Units is irrevocably bound by this Agreement, the LP Agreement and the other agreements referred to herein.

(xxii) Participant is a resident of the State and/or Country listed on the signature page hereto under Participant’s name.

(e) As an inducement to the Partnership to issue the Incentive Units to Participant, and as a condition thereto, Participant acknowledges and agrees that neither the issuance of the Incentive Units to Participant nor any provision contained herein shall entitle Participant to remain in the employment of, or to continue providing services to, the Partnership and its Subsidiaries or affect the right of the Partnership and its Subsidiaries to terminate Participant’s employment or service relationship at any time for any reason.

2. Vesting of Incentive Units.

(a) Type I Units are subject to vesting based upon Participant’s Continuous Service and compliance with the terms of this Agreement. Type II Units are subject to vesting based upon Participant’s Continuous Service, compliance with the terms of this Agreement and certain performance-based vesting criteria as further described in this Section 2.

(b) Type I Units will vest as follows: (i) 25% of the Type I Units will become vested on [______], 20[__] (the “Initial Vesting Date”) and (ii) the balance of the Type I Units will vest ratably in a series of 36 equal monthly installments upon Participant’s completion of each additional month of Continuous Service over such 36-month period measured from the Initial Vesting Date; provided that, if the Continuous Service of Participant ceases for any reason, then no Type I Units that have not become vested will vest thereafter and all such unvested Type I Units will automatically terminate, be forfeited and be cancelled for no consideration or payment of any kind.

(c) Subject to compliance with the terms of this Agreement, the Type II Units will become vested in accordance with the schedule set forth in this Section 2(c) effective upon confirmation by the Partnership’s Board of Managers (the “Board”) that Financial Performance for the applicable fiscal year equals or exceeds the Target Financial Performance (as defined below) for such fiscal year, provided that Participant is then in Continuous Service with the Partnership and its Subsidiaries. Upon confirmation by the Board that Financial Performance for any given fiscal year does not equal or exceed the applicable Target Financial Performance (an “Unvested Year”), then all Type II Units for such Unvested Year that would have otherwise vested had Financial Performance for such fiscal year equaled or exceeded the applicable Target Financial Performance shall remain unvested (the “Unvested Type II Units”); provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, to the extent that the Board confirms for the fiscal year immediately subsequent to such Unvested Year that Financial Performance for such subsequent fiscal year equals or exceeds the Target Financial Performance for such subsequent fiscal year (and Participant is and has been in Continuous Service through the end of such subsequent fiscal year) then all Unvested Type II Units from such immediately preceding Unvested Year outstanding as of such date (and not, for the avoidance of doubt, from any year prior to such immediately preceding Unvested Year) that would have otherwise vested had Financial Performance for such previous Unvested Year equaled or exceeded the applicable Target Financial Performance for such Unvested Year shall become immediately vested upon the date of such determination by the Board. If the Board determines that Financial Performance for such subsequent fiscal year did not equal or exceed the Target Financial Performance for such fiscal year, then all Unvested Type II Units from the previous Unvested Year (such previous Unvested Year, a “Forfeited Year”) shall not vest and all such Unvested Type II Units will automatically terminate and be cancelled for no consideration or payment of any kind to Participant immediately prior to the earliest to occur of (A) a Termination, (B) a Sale of the Partnership that is not a Sale Accelerating Event, or (C) an initial Public Offering or initial Subsidiary Public Offering that is not an IPO Accelerating Event. As an illustrative, if the Target Financial Performance was not achieved for the fiscal years ended December 31, 2023 and December 31, 2024 respectively, but was achieved for the fiscal year ended December 31, 2025, assuming Participant is and has been in Continuous Service through such time as the Board confirms that the Target Financial Performance was achieved, (A) Participant’s Unvested Type II Units associated with the fiscal year ended December 31, 2025 would vest, (B) Participant’s Type II Units associated with the fiscal year ended December 31, 2024 would vest and (C) Participant’s Unvested Type II Units associated with the fiscal year ended December 31, 2023 would not vest and would terminate and be cancelled for no consideration or payment of any kind to Participant immediately prior to the earliest to occur of (A) a Termination, (B) a Sale of the Partnership that is not a Sale Accelerating Event, or (C) an initial Public Offering or initial Subsidiary Public Offering that is not an IPO Accelerating Event.

Time Period	Target Financial Performance	Percentage of Type II Units that Vest if Actual Financial Performance meets or exceeds Target Financial Performance
Fiscal year ended [______], 20[__]	*	[10.0%] / [N/A]
Fiscal year ended [______], 20[__]	*	25.0%
Fiscal year ended [______], 20[__]	*	25.0%
Fiscal year ended [______], 20[__]	*	25.0%
Fiscal year ended [______], 20[__]	*	[15.0%] / [25.0%]

*

The “Target Financial Performance” for each fiscal year set forth in the above chart shall be the target(s) for Financial Performance for such fiscal year determined by the Board no later than 90 days following commencement of each fiscal year. Such targets will be communicated to Participant promptly thereafter. The Target Financial Performance, once so determined, may be included in the table set forth above or separately communicated to Participant and such inclusion shall not be deemed an amendment to this Agreement. The Target Financial Performance set forth above may be subsequently amended by the Board to reflect any fundamental changes in the Partnership and its Subsidiaries’ business, including as a result of any acquisition or divestiture of any business or assets.

(d) Unless the Board otherwise determines in its sole discretion to provide additional vesting acceleration, upon the occurrence of a Sale of the Partnership, and in each case effective immediately prior to such Sale of the Partnership, 100% of the unvested Type I Units and Type II Units shall become vested if, and only if, Participant remains in Continuous Service until immediately prior to such Sale of the Partnership; provided that, upon a Sale of the Partnership, unvested Type II Units from any Unvested Year(s) and/or Forfeited Year(s) shall vest if, and only if, (x) the TB Funds have achieved an IRR of at least 20%, (y) the TB Funds have achieved a Cash-on-Cash Return of at least 2.0 (in each case, taking into account, for purposes of determining IRR and Cash-on-Cash Return, any amount payable to Participant pursuant to this Agreement) and (z) Participant remains in Continuous Service until immediately prior to such Sale of the Partnership (a “Sale Accelerating Event”). Any unvested Type II Units which remain unvested and do not accelerate or vest pursuant to the preceding sentence in connection with a Sale of the Partnership will automatically terminate and be cancelled for no payment of any kind as of immediately prior to such Sale of the Partnership.

(e) Upon the occurrence of an initial Public Offering or initial Subsidiary Public Offering, any unvested Type II Units (other than any unvested Type II Units from any Unvested Year(s) and/or Forfeited Years) shall vest as of the end of the applicable fiscal years set forth in the table in Section 2(c), whether or not the applicable Target Financial Performance for such fiscal years have been achieved, so long as Participant remains in Continuous Service until such dates;

provided that, if the Continuous Service of Participant ceases for any reason, then no Type II Units that have not become vested prior to the date that the Continuous Service of Participant ceases will vest thereafter and all such unvested Type II Units will automatically terminate, be forfeited and be cancelled for no consideration or payment of any kind. In addition, upon the occurrence of an initial Public Offering or initial Subsidiary Public Offering if, and only if, (x) the TB Funds have achieved an IRR of at least 20%, (y) the TB Funds have achieved a Cash-on-Cash Return of at least 2.0 (in each case, taking into account, for purposes of determining IRR and Cash-on-Cash Return, any amount payable to Participant pursuant to this Agreement) and (z) Participant remains in Continuous Service until the closing of such initial Public Offering or initial Subsidiary Public Offering (an “IPO Accelerating Event”), then such unvested Type II Units from any Unvested Year(s) and/or Forfeited Year(s) shall be reinstated as unvested Type II Units and shall vest as of the first anniversary of the closing of such initial Public Offering or initial Subsidiary Public Offering so long as Participant remains in Continuous Service until such date; provided that, if the Continuous Service of Participant ceases for any reason, then no Type II Units that have not become vested prior to the date that the Continuous Service of Participant ceases will vest thereafter and all such unvested Type II Units will automatically terminate, be forfeited and be cancelled for no consideration or payment of any kind. Any unvested Type II Units with respect to any Unvested Year(s) and/or Forfeited Year(s) which remain unvested and do not accelerate or vest pursuant to the immediately preceding sentence will automatically terminate and be cancelled for no payment of any kind as of the closing of the initial Public Offering or initial Subsidiary Public Offering.

(f) Upon the occurrence of an initial Public Offering or initial Subsidiary Public Offering, the IRR and Cash-on-Cash Return will be extrapolated based on the value of the Partnership implied by the applicable initial Public Offering or initial Subsidiary Public Offering price (i.e., as if a Sale of the Partnership occurred at the valuation implied by the initial Public Offering price or Subsidiary Public Offering Price, as applicable) as determined by the Board in good faith.

(g) All Incentive Units that have become vested in accordance with this Section 2 are referred to herein as “Vested Units,” and all other Incentive Units are referred to herein as “Unvested Units.” Unvested Units will not participate in distributions by the Partnership unless otherwise determined by the Board in its sole discretion.

(h) For purposes of this Agreement, Participant’s Continuous Service will be considered terminated as of the date Participant is no longer actively providing services to the Partnership or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where Participant is employed or otherwise rendering services, or the terms of Participant’s employment or service agreement, if any) (the “Termination Date”). Unless otherwise determined by the Board, Participant’s right to vest in the Incentive Units, if any, will terminate as of the Termination Date. The Termination Date will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). The Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Incentive Units (including whether Participant may still be considered to be providing services while on a leave of absence).

3. Repurchase Option; Forfeiture.

(a) In the event Participant’s Continuous Service ceases for any reason (a “Termination”), (i) all Unvested Units (whether held by Participant or one or more of Participant’s transferees (other than the Partnership and the TB Funds)) automatically (without any action by Participant or any of Participant’s transferees) will be forfeited to the Partnership and deemed canceled, forfeited and no longer outstanding without any payment therefor and (ii) all Vested Units (whether held by Participant or one or more of Participant’s Permitted Transferees (other than the Partnership and the TB Funds)), will be subject to a right of repurchase, in each case by the Partnership and the TB Funds pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). If such Termination results from Participant’s termination of employment with Cause, then all Incentive Units, whether vested or unvested (whether held by Participant or one or more of Participant’s Permitted Transferees (other than the Partnership and the TB Funds)) automatically (without any action by Participant or any of Participant’s transferees) will be forfeited to the Partnership and deemed canceled and no longer outstanding without any payment therefor.

(b) In the event of a Termination, the purchase price for each Vested Unit not forfeited pursuant to Section 3(a) will be the Fair Market Value of such Vested Unit. The Fair Market Value of any Vested Unit for purposes of this Section 3(b) shall be the Fair Market Value of such Vested Unit as of the date of the Repurchase Notice or Supplemental Repurchase Notice, as applicable.

(c) The Board may elect to cause the Partnership to purchase all or any portion of any of the Vested Units by delivering written notice (the “Repurchase Notice”) to Participant and, if applicable, Participant’s Permitted Transferees within 210 days after the Termination. The Repurchase Notice will set forth the number of Vested Units to be acquired from each holder, the aggregate consideration to be paid for such Vested Units and the time and place for the closing of the transaction. If some Vested Units are held by Participant’s Permitted Transferees and the Board elects to repurchase only a portion of the Vested Units, Participant shall be permitted to designate which of the Vested Units to be repurchased shall be repurchased from Participant and which shall be repurchased from Participant’s Permitted Transferees. If Participant does not make such a designation, the number of Vested Units to be repurchased by the Partnership shall first be satisfied to the extent possible from the Vested Units held by Participant at the time of delivery of the Repurchase Notice. If the number of Vested Units then held by Participant is less than the total number of Vested Units which the Partnership has elected to purchase, the Partnership shall purchase the remaining Vested Units elected to be purchased from Participant’s Permitted Transferees, pro rata according to the number of Vested Units held by such Permitted Transferee(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit). Additionally, the Board may cause the Partnership to assign its rights under this Section 3 to one or more of its Affiliates.

(d) If for any reason the Partnership does not elect to purchase all of the Vested Units pursuant to the Repurchase Option, the TB Funds shall be entitled to exercise the Repurchase Option for the Vested Units the Partnership has not elected to purchase (the “Available Units”). As soon as practicable after the Partnership has determined that there will be Available Units, but in any event within 90 days after the Termination, the Partnership shall give written notice (the “Option Notice”) to the TB Funds setting forth the number of Available Units and the purchase price for the Available Units. The TB Funds may elect to purchase any or all of the Available Units by giving written notice to the Partnership within 30 days after the Option Notice has been given by the Partnership. If more than one member of the TB Funds elects to purchase Available Units, the purchase of such Vested Units shall be allocated among the members of the TB Funds based upon the number of Class B Units owned by each member of the TB Funds. As soon as practicable, and in any event within ten days after the expiration of the applicable period set forth above, the Partnership shall notify each holder of Vested Units as to the number of Vested Units being purchased from such holder by the TB Funds (the “Supplemental Repurchase Notice”). At the time the Partnership delivers the Supplemental Repurchase Notice to the holder(s) of Vested Units, the Partnership shall also deliver written notice to the TB Funds setting forth the number of Vested Units the TB Funds is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e) The closing of the purchase of the Vested Units pursuant to the Repurchase Option shall take place on the date designated by the Partnership or the TB Funds, as applicable, in the Repurchase Notice or, if later, the Supplemental Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the later of either such notice to be delivered. The Partnership will pay for the Vested Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts, including for money borrowed from the Partnership or its Subsidiaries or for travel and expense advances owed by Participant to the Partnership or its Subsidiaries (or one or more of Participant’s Permitted Transferees, other than the Partnership or the TB Funds), and, upon full repayment of such bona fide debts, the Partnership will make payment of the remaining purchase price for such Vested Units by, in its discretion, (A) a check or wire transfer of funds, (B) the issuance of a promissory note by the Partnership that bears interest at no less than the Base Rate or (C) a combination of the foregoing forms of consideration. The TB Funds will pay the aggregate amount of the purchase price for the Vested Units to be purchased by it pursuant to the Repurchase Option by, in its discretion, (i) delivery of a check or wire transfer of funds, (ii) the issuance of a promissory note by the TB Funds that bears interest at no less than the Base Rate or (iii) a combination of the foregoing forms of consideration. In connection with such purchase, Participant acknowledges and agrees that the Partnership and/or the TB Funds, as applicable, shall be entitled to receive from Participant and Participant’s Permitted Transferees (if any) customary representations and warranties regarding such sale and the Vested Units (including ownership thereof) subject thereto as well as a customary release of claims from Participant and any other seller related to the Vested Units or such Participant’s status as an equityholder of the Partnership, in each case in form and substance satisfactory to the Partnership and/or the TB Funds, as applicable.

(f) If, pursuant to the terms and conditions of this Agreement, the Partnership (and/or the TB Funds and/or any other Person acquiring securities) shall make available, at the time and place and in the amount (it being understood that, in certain circumstances, the amount may be $0) and form on the terms and conditions provided in this Agreement, the consideration for the Vested Units to be repurchased, in each case, in accordance with the provisions of this Agreement, then, from and after such time, the Person(s) from whom such Vested Units are to be repurchased shall no longer hold any title or interest in such Vested Units and shall not have any rights as a holder of such Vested Units (other than the right to receive payment of the applicable consideration in accordance with this Agreement), and such Vested Units shall be deemed repurchased in accordance with the applicable provisions of this Section 3 and the Partnership (and/or the TB Funds and/or any other Person acquiring securities) shall be deemed the owner and holder of such Vested Units, whether or not the certificates therefor, if any, or any other deliverables have been delivered as required by this Agreement and whether or not the Person(s) from whom such Vested Units are to be repurchased shall take any other action in connection with such repurchase (including acknowledging receipt of, or otherwise responding to, any Repurchase Notice or Supplemental Repurchase Notice). Notwithstanding this Section 3(f), Participant hereby agrees to take such actions as are required or requested to be taken by Participant pursuant to the provisions of this Agreement in connection with any such repurchase.

(g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Vested Units by the Partnership shall be subject to applicable restrictions contained in the Delaware Act and in the Partnership’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Vested Units hereunder which the Partnership is otherwise entitled or required to make, the Partnership may, notwithstanding anything to the contrary in this Agreement, delay and toll the time period for any such repurchases until such time as it is permitted to do so under such laws and agreements.

(h) The Repurchase Option set forth in this Section 3, to the extent unexercised, shall continue with respect to the Vested Units following any transfer thereof, but in all respects subject to the other terms and conditions of this Agreement.

(i) As provided in Section 4.6 of the LP Agreement, the repurchase of Vested Units pursuant to this Section 3 may be effectuated by distributing to the holder one or more classes of securities issued by a Subsidiary of the Partnership (the “Substitute Securities”), provided that, promptly following such distribution, the Subsidiary that issued the Substitute Securities shall redeem or repurchase the Substitute Securities from such holder for an amount of cash equal to the purchase price applicable to the Vested Units that were exchanged for such Substitute Securities (which Transfer the Partnership and the holder will treat as a distribution of securities of the Subsidiary under Code Section 731(a)).

4. Transferability. The Incentive Units are subject to the transfer restrictions contained in the LP Agreement and the Repurchase Option. On the Effective Date, Participant shall execute and deliver a joinder to the LP Agreement in the form attached hereto as Exhibit B, and agree to be bound by the terms and provisions thereof. On the Effective Date, if Participant is married, Participant and Participant’s spouse shall execute and deliver a spousal consent, in the form attached hereto as Exhibit C, and agree to be bound by the terms and provisions thereof. Regardless of any marital property settlement agreement that may exist now or be entered into in the future between Participant and Participant’s spouse (if any), neither the Partnership nor the TB Funds is obligated to recognize Participant’s current or former spouse’s (if any) interest in any Incentive Units in any way.

5. Withholding. The Partnership may withhold from any and all amounts payable under this Agreement or otherwise such federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) as may be required to be withheld by the Partnership or any of its Subsidiaries pursuant to any applicable law or regulation. Participant shall pay to the Partnership or make arrangements satisfactory to the Partnership to pay the amount of all applicable Taxes that the Partnership or any of its Subsidiaries is required to withhold at any time. If Participant shall fail to make such payment, the Partnership or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any Taxes of any kind required by law to be withheld with respect to the Incentive Units. In the event that the Partnership fails to withhold any Taxes required to be withheld by applicable law or regulation, Participant shall indemnify the Partnership and its Subsidiaries for any amounts paid by the Partnership or any of its Subsidiaries with respect to any such Taxes but only to the extent Participant has not already paid such Taxes.

6. Confidential Information; Non-Compete; Non Solicitation.

(a) Confidential Information. Participant recognizes and acknowledges that by reason of Participant’s employment with or engagement by the Partnership and/or its Affiliates, Participant has had, and will have, access to confidential and/or proprietary information of the Partnership and/or any of its Affiliates, including: (i) Inventions relating to the current, future and proposed products and services of the Partnership; (ii) information and data regarding research, development, new products and services, design, details and specifications, engineering, marketing and sales, business records and plans, budgets, plans for future developments, equipment, business forecasts, financial statements and other financial information, licenses, costs, procurement requirements, policies or operational methods, suppliers, customers, potential customers and key personnel, market studies and forecasts, target markets, competitive analyses, sales and pricing policies, sales and pricing information and techniques, promotional strategies, the identity, skills and compensation of employees, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists, customer preferences, customer needs, customer data, customer contact information, profit margins, overhead, and the Partnership’s methods and techniques for running its business, including but not limited to technical information relating to the creation, installation, repair or maintenance of its products and the services the Partnership provides; and (iii) information regarding the skills and compensation of other employees, independent contractors or consultants of the Partnership (the foregoing clauses (i), (ii) and (iii) collectively, and in any form or medium, together with all Intellectual Property and Ancillary IP Rights with respect thereto, “Proprietary Information”). Participant will treat as strictly confidential and will not directly or indirectly use, rely on, communicate, divulge, disclose, furnish or make available, any Proprietary Information of which Participant is currently or become aware, whether or not such Proprietary Information is developed by Participant: (i) to anyone outside the Partnership except solely to the extent required in the performance of authorized duties for the Partnership, or (ii) within the Partnership, except to those having the authority and a need to know the Proprietary Information in connection with the performance of authorized duties for the Partnership. Participant will not access or use any Proprietary Information, or copy or distribute any documents, records, files, excerpts, summaries, or other resources containing any Proprietary Information, or remove any such documents, records, files, excerpts, summaries, or other resources from the premises or control of the Partnership, except solely to the extent required in the performance of authorized duties for the Partnership.

(b) Notice of Whistleblower Immunity. Pursuant to the federal Defend Trade Secrets Act, the Partnership hereby notifies Participant, and Participant acknowledges, that Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) Participant makes (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Participant makes in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, pursuant to such act, if Participant files a lawsuit for retaliation by the Partnership for reporting a suspected violation of law, Participant may disclose a trade secret to Participant’s attorney and use the trade secret information in the court proceeding, if Participant: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

(c) Intellectual Property.

(i) Works for Hire; Ownership of Work Product. Participant acknowledges and agrees that all Work Product belongs to the Partnership as set forth in this Section 6(c)(i) or as a result of assignment from Participant to the Partnership as set forth in this Section 6(c)(i). Participant acknowledges and agrees that all Work Product is a “work made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) (as a result of which the Partnership shall be the author) and, to the extent that any Work Product is or may not be deemed a “work made for hire,” Participant hereby irrevocably and perpetually assigns, transfers and conveys and agrees to so assign, transfer and convey in the future to the Partnership all of Participant’s right, title and interest to such Work Product (and all Intellectual Property with respect thereto) throughout the world, together with all Ancillary IP Rights with respect thereto. Participant hereby waives any and all moral rights with respect to the Work Product. Participant represents that such assignment does not violate the terms and conditions of any agreement to which Participant is a party or by which Participant is bound.

(ii) Disclosure of Work Product. Participant will inform the Partnership promptly and fully of all Work Product and upon request by the Partnership will set forth in writing in such details as are necessary to explain the Work Product, including, without limitation, measurements, theories, processes, structures, procedures, and methodology employed and the results achieved. Upon the Partnership’s request, Participant will execute all documents necessary to confirm or perfect the Partnership’s exclusive ownership of any Work Product as set forth in this Section 6(c). Participant will execute such documents and provide such assistance as may be deemed necessary by the Partnership to apply for, defend, or enforce any United States and foreign Intellectual Property based on or related to such Work Product. In the event the Partnership is unable for any reason, after reasonable effort, to secure Participant’s signature on any document needed in connection with the actions specified above, Participant hereby irrevocably designates and appoints the Partnership and its duly authorized officers and agents as Participant’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on Participant’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 6(c) and this Agreement with the same legal force and effect as if executed by Participant. Participant hereby waives and quitclaims to the Partnership any and all claims, of any nature whatsoever, which Participant now or may hereafter have for infringement or misappropriation of any Work Product.

(iii) Prior Intellectual Property. Intellectual Property, if any, patented or unpatented, which Participant made prior to the commencement of Participant’s employment or engagement with, or service to, the Partnership are excluded from the scope of this Agreement. To preclude any possible uncertainty, Participant has set forth on Annex A, attached hereto, a complete list of all Intellectual Property that Participant has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Participant’s employment or engagement with, or service to, the Partnership, that Participant considered to be Participant’s property or the property of third parties and that Participant wishes to have excluded from the scope of this Agreement (collectively, “Prior Intellectual Property”). If disclosure of any such Prior Intellectual Property would cause Participant to violate any confidentiality agreement to which Participant is bound, Participant understands that Participant is not to list such Prior Intellectual Property in Annex A but is only to disclose a cursory (and non-confidential) name for each such Prior Intellectual Property, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such Intellectual Property has not been made for that reason. If no such disclosure is attached, Participant represents that there is no Prior Intellectual Property. If, in the course of Participant’s employment or engagement with, or service to, the Partnership or any of its Affiliates, Participant incorporates into a product, process, or machine of the Partnership or any of its Affiliates, Work Product, or Proprietary Information, or otherwise utilizes or exploits in connection with such employment, engagement, or service, any Prior Intellectual Property, Participant hereby grants and shall grant to the Partnership a nonexclusive, fully paid-up, royalty-free, irrevocable, perpetual, transferable, worldwide license (with rights to sublicense through one or multiple tiers of sublicenses) in, to, and under such Prior Intellectual Property, including to make, have made, import, use, sell, and offer to sell any product or service and to use, copy, display, perform, modify, make derivative works of, distribute, or other exploit such Prior Intellectual Property. Notwithstanding the foregoing, Participant agrees that Participant will not incorporate, or permit to be incorporated, Prior Intellectual Property in any product, process, or machine of the Partnership or any of its Affiliates, Work Product, Proprietary Information, or otherwise utilize or exploit in connection with Participant’s employment or engagement with, or service to, the Partnership or any of its Affiliates, any Prior Intellectual Property without the Partnership’s prior written consent.

(iv) Statutory Notice. Attachment A sets forth notices that may be applicable to this Section 6. Notwithstanding anything to the contrary, this Section 6(c) does not apply to the extent limited or prohibited as set forth in Attachment A.

(d) Non-Competition; Non-Solicitation; Non-Disparagement.

(i) During Participant’s Continuous Service and for a period of twenty-four (24) months after the date on which Participant’s Continuous Service ceases (the “Restricted Period”), Participant shall not directly or indirectly participate in any activity, and shall cause each Person controlled by Participant not to participate in any activity, in each case that would qualify as Competition in the Territory (as defined below). For purposes hereof, “Competition” means to directly or indirectly own any interest in, manage, operate, control, invest or acquire an interest in, participate in, consult with, render services to or for, operate or in any manner engage in, any Person, business or enterprise (including any division, group or franchise of a larger organization), whether as a proprietor, owner, member, partner, stockholder, director, officer, employee, consultant, joint venturer, investor, licensor, sales representative or other participant, that conducts, participates in or constitutes a business or business line that the Partnership is conducting or that the Partnership conducted during the one (1) year period immediately preceding the date that Participant is no longer employed or engaged by the Partnership or any Subsidiary or Affiliate of the Partnership. Notwithstanding anything to the contrary contained herein, Participant shall not be prohibited from owning up to two percent (2%) of the outstanding stock of a corporation that is engaged in Competition and that is publicly traded on a national securities exchange or in the over the counter market so long as Participant has no active participation or management authority in connection with the business of such corporation.

(ii) As used in this Agreement, “Territory” means all of the United States of America and all of each other country in which the Partnership or any of its Subsidiaries generates sales, markets products or provides services during Participant’s employment or engagement or, upon termination of Participant’s employment or engagement, generated sales, marketed products or provided services at any time during the one (1) year period prior to the termination of Participant’s employment or engagement.

(iii) During Participant’s Continuous Service and during the Restricted Period, Participant shall not, directly or indirectly, for the benefit of Participant or any other person, and shall cause any Person controlled by Participant not to directly or indirectly: (A) induce, contact, encourage, solicit or hire or attempt to induce, contact, encourage, solicit or hire any employee, associate, consultant, agent or representative of the Partnership, who is or was an employee, associate, consultant, agent or representative of the Partnership on or during the twelve (12) month period immediately preceding the date of Participant’s termination of employment or engagement with the Partnership, to leave the employ of the Partnership or alter in any way the services provided to the Partnership; (B) induce, contact, encourage, or solicit or to attempt to induce, contact, encourage, or solicit any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Partnership, who is or was a customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Partnership, on or during the twenty four (24) month period immediately preceding the date of Participant’s termination of employment or engagement with the Partnership, to cease doing business with or alter in any way such Person’s business with, or adversely alter its business relationship with, the Partnership; or (C) hire or retain any Person who is or was an employee, associate, consultant, agent or representative of the Partnership on or during the twelve (12) month period immediately preceding the date of Participant’s termination of employment or engagement with the Partnership. Participant shall not violate this paragraph as a result of placing a general advertisement seeking to hire employees or consultants which is not targeted at the employees or consultants of the Partnership so long as no hiring actually results therefrom or by providing a personal reference to a third party if requested by any such individual. Notwithstanding the foregoing, (x) the foregoing restrictions on hiring (but not solicitation) shall not apply to the hiring of residents of the State of California and (ii) all of clause (B) shall not apply to Participant if he or she is a resident of the State of California.

(iv) For so long as Participant is employed or engaged by the Partnership and for all times thereafter, Participant shall not, directly or indirectly, and shall cause any Person controlled by Participant not to, make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about the Partnership or its Affiliates or any of the Partnership’s or its Affiliates’ respective businesses, products, services or activities; provided, however, that such restriction shall not prohibit truthful testimony compelled by valid legal process.

(e) Enforcement. If, at the time of enforcement of any of Sections 6(a) through 6(d), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Participant’s services are unique and because Participant has access to Proprietary Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Partnership or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an actual breach or violation by Participant of Section 6(d), the applicable Restricted Period shall be tolled until such breach or violation has been duly cured. Participant acknowledges that the restrictions contained in Sections 6(a) through 6(d) are reasonable and that Participant has received good and valuable consideration in exchange for such covenants. Notwithstanding the foregoing, the restrictions in Sections 6(d)(i), 6(d)(iii)(B) and 6(d)(iii)(C) shall not restrict post-Termination activities of any resident of the State of California as long as such activity does not involve the use of trade secrets.

(f) Interpretation. For purposes of Section 6, “Partnership” will mean the Partnership and its Subsidiaries and controlled Affiliates.

7. Definitions.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Ancillary IP Rights” means, with respect to any Intellectual Property, (i) any and all claims and causes of action with respect thereto, whether accruing before, on, or after the Effective Date, and the right to seek damages for the past, present or future infringement, misappropriation, dilution, or other violation of such Intellectual Property, (ii) all rights to proceeds, income, revenues and royalties with respect to such Intellectual Property, whether accruing before, on, or after the Effective Date, and (iii) the goodwill of the business appurtenant thereto.

“Base Rate” means a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Cash-on-Cash Return” means the quotient obtained by dividing (i) the Realized Value by (ii) the Invested Capital.

“Cause” shall mean a dismissal as a result of (a) Participant’s conviction of, or plea of no contest or nolo contendere to, or imposition of unadjudicated probation for, a crime involving dishonesty, fraud, moral turpitude or harassment which would: (i) materially adversely affect the business or the reputation of the Partnership or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose Partnership or any of its Subsidiaries to a risk of material civil or criminal legal damages, liabilities, penalties or other exposure, including the need to spend material sums on legal or other related expenses; (b) the failure by Participant to follow the lawful directives of the Board or the board of directors (or any similar governing body) of any of Partnership’s Subsidiaries, which failure continues for a period of at least 30 days following written notice thereof to Participant; (c) any material misconduct, material violation of this Agreement or Partnership’s or Partnership’s Subsidiaries’ written policies (including any policy on harassment, discrimination or retaliation) or other agreements between Participant and the Partnership or its Subsidiaries, or willful and deliberate non-performance of duty by Participant in connection with the business affairs of Partnership or its Subsidiaries, and which such misconduct, violation or non-performance, if curable, has not been cured for a period of 30 days following written notice thereof to Participant; provided, however, that solely to the extent that such misconduct, violation or non-performance is capable of cure (it being agreed that any breach of any policy on harassment, discrimination or retaliation is not capable of being cured), the Partnership shall have given the Participant written notice thereof and the Participant shall have not cured such event within 30 days thereafter; (d) Participant’s unlawful use (including being under the influence) or possession of illegal drugs or abuse of legal drugs on the Partnership’s (or any of its Affiliate’s) premises or while performing Participant’s duties and responsibilities consistent with the terms of Participant’s employment; or (e) Participant’s commission of an act of embezzlement, misappropriation, or breach of fiduciary duty against the Partnership or any of its Affiliates.

“Continuous Service” means an individual’s continuous employment with, or continuous provision of services to, the Partnership or one of its Subsidiaries.

“Fair Market Value” of each Incentive Unit means the fair value of such Incentive Unit as determined in good faith by the Board applying the provisions of Sections 11.2(a)(ii) and 11.2(b) of the LP Agreement.

“Financial Performance” means one or more metrics that measures the financial performance of the Partnership and its Subsidiaries that will be determined by the Board from time to time.

“Incentive Units” has the meaning assigned to it in the Recitals to this Agreement. Incentive Units will continue to be Incentive Units in the hands of any holder other than Participant (except for the Partnership and the TB Funds and except for transferees in a Sale of the Partnership) and, except as otherwise provided herein, each such other holder of Incentive Units will succeed to all rights and obligations attributable to Participant as a holder of Incentive Units hereunder. Incentive Units will also include equity securities of the Partnership issued with respect to Incentive Units by way of a unit split, distribution of units or other recapitalization. For the avoidance of doubt, all Unvested Units will remain Unvested Units after any Transfer (as such term is defined in the LP Agreement). Any Units issued in respect of a contribution of Incentive Units will continue to be Incentive Units for purposes of this Agreement and the LP Agreement, and will have the same rights and obligations binding upon Incentive Units (including, for the avoidance of doubt, Article VIII (Transfer of Partnership Interests) and Article XII (Change in Business Form; Merger) of the LP Agreement), and any such contribution or exchange shall in no way modify or limit such rights or obligations.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures and improvements thereto, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof; (ii) collectively, trademarks, service marks, brand names, certification marks, trade dress, trade names, slogans, product designations, logos, and corporate names, and any other indicia of source or origin (including “look and feel”), together with all translations, adaptations, derivations, abbreviations, acronyms, and combinations thereof, all applications, registrations, and renewals in connection therewith, and all goodwill associated with each of the foregoing; (iii) copyrights and works of authorship, moral rights and all applications, registrations and renewals in connection therewith, and including sui generis rights in databases; (iv) trade secrets; (v) usernames, keywords, tags, and other social media identifiers and accounts (including for all third-party social media sites) and internet domain names; (vi) all other intellectual property or proprietary rights; and (vii) any other registrations and applications for registrations of, or rights with respect to, any item referenced in any of the foregoing clauses (i) through (vi).

“Inventions” means trade secrets, inventions (whether or not patentable or reduced to practice), ideas, processes, methods, apparatus, software (including source code, executable code, and object code), data, databases, collections of data, programs, listings, works of authorship, know-how, technology improvements, specifications, formulae, algorithms, discoveries, developments, layouts, designs, drawings, documents, sketches, techniques, research and development, compositions, industrial models, architectures, plans, proposals, models, techniques, and other proprietary or confidential information and tangible embodiments.

“Invested Capital” means, as of the consummation of a Sale of the Partnership, (i) the aggregate consideration paid for or capital contributions made by the TB Funds or any direct or indirect transferors thereof, as the case may be, with respect to any equity securities (or other securities that are convertible into equity securities) of the Partnership or any Subsidiary plus (ii) all out-of-pocket fees and expenses incurred by the TB Funds (or any person at the direction of the TB Funds) relating to the Company or any of its Subsidiaries or Affiliates, including legal fees, accounting fees and fees paid to government agencies, in each case of this clause (ii), which are not subject to repayment or reimbursement by any Person, including the Company.

“IRR” means as of any date of determination and without duplication, the annual interest rate (compounded annually) which, when used to calculate the net present value as of the date of applicable Realized Value and the net present value as of the date of the applicable Invested Capital, causes the difference between such net present value amounts to equal zero.

“LP Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 16, 2022, as amended, supplemented, modified or restated from time to time.

“Realized Value” means an amount equal to the aggregate value of all cash and other property to be received by the TB Funds with respect to, or as consideration or in exchange for, equity securities of the Partnership or any Subsidiary (whether such payments are received from the Partnership or any other Person) in connection with a Sale of the Partnership as determined by the Board in good faith; provided that the aggregate value of any non-cash consideration (including shares) shall be determined as of the date of such Sale of the Partnership; provided, further, that Realized Value shall not include any amount paid to the TB Funds with respect to management fees and transaction-related fees (including any payments or expense reimbursements made pursuant to or as provided by the Advisory Services Agreement).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 16, 2022, as amended, supplemented, modified or restated from time to time.

“Work Product” means any and all Inventions and Intellectual Property conceived, developed, authored, fabricated, improved, made or reduced to practice by Participant (i) that results (or resulted) from any work performed by Participant for the Partnership or any of its Affiliates, (ii) while using the Partnership’s or its any of Affiliates’ time, materials, equipment, facilities, personnel, technology, software, code, utilities, tools, applications or other resources, including Proprietary Information, or (iii) otherwise relating to the business of, or the actual or demonstrably anticipated research or development of, the Partnership or any of its Affiliates, in each case, whether in whole or in part, either solely or jointly with others, during the term of Participant’s employment by, engagement with, or service to the Partnership or any of its Affiliates or the business of the Partnership or any of its Affiliates (including prior to or in anticipation of the incorporation thereof), whether prior to, on, or after the Effective Date, and all Proprietary Information.

8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given upon the earlier of (a) actual receipt, (b) three days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, (c) the day sent via e-mail transmission and (d) one business day following the business day of deposit with a reputable overnight courier (charges prepaid) for next business day delivery. Such notices, demands and other communications shall be sent to the Partnership, the TB Funds or Participant at the address or e-mail address set forth below and to any other recipient or any subsequent holder of the Incentive Units subject to this Agreement at such address or e-mail address as indicated by the Partnership’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Partnership:

SailPoint Parent, LP

11120 Four Points Drive, Suite 100

Austin, Texas 78726

Attention:   Legal Department

Email:     [***]

with a copy (which shall not constitute notice) to:

Thoma Bravo, L.P.

One Market Plaza

Spear Tower Floor 23 & 24

San Francisco, California 94105

Attention:   Seth Boro

 Andrew Almeida

Email:     [***]

and:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:  Corey D. Fox, P.C.

    Bradley C. Reed, P.C.

Email:    [***]

If to the TB Funds:

Thoma Bravo, L.P.

One Market Plaza

Spear Tower Floor 23 & 24

San Francisco, California 94105

Attention:   Seth Boro

 Andrew Almeida

Email:     [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:  Corey D. Fox, P.C.

    Bradley C. Reed, P.C.

Email:    [***]

If to Participant:

As noted on the signature page hereto.

9. General Provisions.

(a) Plan Controls. The Incentive Units are issued pursuant to the Plan and subject to its terms. In the event of any conflict between this Agreement and the terms of the Plan, the terms of this Agreement shall control.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Confidentiality. Participant may not disclose the terms of this Agreement (except to Participant’s legal, tax and financial advisors) without the prior written consent of the Partnership and the TB Funds.

(d) Complete Agreement. This Agreement, those documents expressly referred to herein (including the Plan and the LP Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way, including, for the avoidance of doubt, the granting or vesting of incentive equity (including any accelerated, modified or additional vesting in connection with or following any change in ownership or control, such as a “double-trigger” vesting provision); provided, that the restrictive covenants contained in this Agreement are in addition to, and not in lieu of, any existing or future nondisclosure, noncompete, nonsolicitation, nondisparagement, confidentiality, invention assignment, work product, work-for-hire, intellectual property protection or assignment or other restrictive covenant or similar obligations contained in any other agreements between Participant and the Partnership or any of its Subsidiaries (“Other Covenants”), and enforcement by the Partnership of the covenants contained in this Agreement shall not preclude the Partnership, any of its Subsidiaries, or the TB Funds from enforcing such Other Covenants in accordance with their terms.

(e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging means (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Participant, the Partnership, the TB Funds and their respective successors and assigns (including subsequent holders of Incentive Units); provided that the rights and obligations of Participant under this Agreement shall not be assignable without the prior written consent of the Partnership except in connection with a permitted transfer of Incentive Units hereunder.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement (and any claims, issues, controversies or matters arising hereunder) shall be governed by the internal law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(h) JURISDICTION AND VENUE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE “COURT OF CHANCERY”) OR, TO THE EXTENT THE COURT OF CHANCERY DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE APPELLATE COURTS HAVING JURISDICTION OF APPEALS IN SUCH COURTS (THE “DELAWARE FEDERAL COURT”) OR, TO THE EXTENT NEITHER THE COURT OF CHANCERY NOR THE DELAWARE FEDERAL COURT HAS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COLLECTIVELY, THE “CHOSEN COURTS”). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

(i) WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) Remedies. Each of the parties to this Agreement (as well as the TB Funds) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction in accordance with Section 9(h) (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Partnership, Participant and the TB Funds.

(l) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday or holiday in the state in which the Partnership’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m) Termination. This Agreement shall survive the termination of Participant’s employment, or service, with the Partnership and its Subsidiaries and shall remain in full force and effect after such termination.

(n) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(o) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the TB Funds as provided herein.

(p) Participation Rights. Participant shall have the participation rights set forth in Section 8.1(b) of the LP Agreement (subject to the other terms and conditions set forth therein); provided that, only Participant’s Vested Units hereunder, as determined at the time of any Transfer subject to Section 8.1(b) of the LP Agreement, will be considered in the determination of how many Units Participant is entitled to elect to Transfer in connection with such participation rights.

(q) Preemptive Rights. Participant shall have the rights of a Preemptive Rights Holder as set forth in Section 8.3(a) of the LP Agreement; provided that, only Participant’s Vested Units hereunder, as determined at the time of any offering of New Securities will be considered in the calculation of Participant’s Proportionate Share.

(r) Registration Rights Agreement. On the Effective Date, Participant shall execute and deliver a joinder to the Registration Rights Agreement in the form attached hereto as Exhibit D and agree to be bound by the terms and provisions thereof.

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